                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           ARTHUR J. GALLAGHER & CO.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                                     LOGO

                           ARTHUR J. GALLAGHER & CO.

                             THE GALLAGHER CENTRE
                               TWO PIERCE PLACE
                          ITASCA, ILLINOIS 60143-3141

                                                                 March 29, 1996

Dear Stockholder:

  Your Company's Annual Meeting of Stockholders will be held on Tuesday, May 21, 1996, at 10:00 a.m., Chicago Time, at The Gallagher Centre, Two Pierce Place, Second Floor, Itasca, Illinois. Coffee and rolls will be served prior to the meeting.

  The formal Notice of Annual Meeting of Stockholders and Proxy Statement accompanying this letter describe the business to be acted on at the meeting. In addition to the formalities, J. Patrick Gallagher, Jr., President and Chief Executive Officer of the Company and I will report on the business and progress of your Company during 1995 and you will have an opportunity to ask questions of our directors and officers.

  The continued interest of our stockholders in Arthur J. Gallagher & Co. has been very gratifying and we are pleased that in the past so many of you have exercised your right to vote your shares. We hope that you continue to do so.

  Whether or not you plan to attend, please mark, sign, date and return the accompanying proxy card as soon as possible. The enclosed envelope requires no postage if mailed in the United States. If you attend the meeting, you may revoke your proxy if you wish and vote personally.

                                     Cordially,

                                     ROBERT E. GALLAGHER
                                     Chairman of the Board

                           ARTHUR J. GALLAGHER & CO.
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 21, 1996

To the Stockholders of
 ARTHUR J. GALLAGHER & CO.:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Arthur J. Gallagher & Co. (the "Company") will be held Tuesday, May 21, 1996, at 10:00 a.m., Chicago Time, at The Gallagher Centre, Two Pierce Place, Second Floor, Itasca, Illinois for the following purposes:

  1. To elect Three Class III directors;

  2. To consider and act upon a proposal to approve an amendment to the Arthur J. Gallagher & Co. 1988 Nonqualified Stock Option Plan increasing the number of shares of Common Stock subject thereto from 5,500,000 shares to 6,175,000.

  3. To consider and act upon a proposal to approve an amendment to the Arthur J. Gallagher & Co. 1989 Non-Employee Directors' Stock Option Plan increasing the number of shares of Common Stock subject thereto from 106,000 shares to 200,000.

  4. To consider and act upon a proposal to approve an amendment to the Company's Restated Certificate of Incorporation increasing the authorized Common Stock from 50,000,000 to 100,000,000 shares.

  5. To ratify the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 1996; and

  6. To transact such other business as may properly come before the meeting and any adjournment thereof.

  The Board of Directors has fixed the close of business on March 25, 1996 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

  Whether or not you plan to attend the Annual Meeting, you are urged to mark, date and sign the enclosed proxy and return it promptly so your vote can be recorded. If you are present at the meeting and desire to do so, you may revoke your proxy and vote in person.

Date: March 29, 1996

                                          By Order of the Board of Directors

                                          CARL E. FASIG
                                          Secretary

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

                           ARTHUR J. GALLAGHER & CO.
                             THE GALLAGHER CENTRE
                               TWO PIERCE PLACE
                          ITASCA, ILLINOIS 60143-3141

                                PROXY STATEMENT

                              GENERAL INFORMATION

USE OF PROXIES

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Arthur J. Gallagher & Co. (the "Company") of proxies to be voted at the Annual Meeting of Stockholders to be held on Tuesday, May 21, 1996, in accordance with the foregoing notice. The Proxy Statement and accompanying proxy are being mailed to stockholders on or about March 29, 1996.

  Any proxy may be revoked by the person giving it at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date. Shares represented by a proxy, properly executed and returned to the Company and not revoked, will be voted at the Annual Meeting.

  Shares will be voted in accordance with the directions of the stockholder as specified on the proxy. In the absence of directions, the proxy will be voted FOR the election of the Class III directors named as the nominees in this Proxy Statement; FOR the approval of an amendment to the Company's 1988 Nonqualified Stock Option Plan increasing the number of shares subject thereto from 5,500,000 to 6,175,000; FOR the approval of an amendment to the Company's 1989 Non-Employee Directors' Stock Option Plan increasing the number of shares subject thereto from 106,000 to 200,000; FOR the approval of an amendment to the Company's Restated Certificate of Incorporation increasing the authorized Common Stock, $1.00 par value, from 50,000,000 to 100,000,000 shares; and FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1996. Any other matters that may properly come before the meeting will be acted upon by the persons named in the accompanying proxy in accordance with their discretion.

RECORD DATE AND VOTING SECURITIES

  The close of business on March 25, 1996 has been fixed as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. As of the
Record Date, the Company had            shares of Common Stock outstanding and
entitled to vote. Each share of Common Stock is entitled to one vote, exercisable in person or by proxy. There are no other outstanding securities of the Company entitled to vote, and there are no cumulative voting rights with respect to the election of directors.

  The presence, in person or by proxy, of a majority of the outstanding shares of the Common Stock of the Company is necessary to constitute a quorum at the Annual Meeting, and the affirmative vote of a majority of the shares present and voting on each proposal is required for approval of each of the items, other than the election of directors, submitted to the stockholders for their consideration. Directors are elected by a plurality of the shares present and voting. An automated system administered by the Company's transfer agent tabulates the votes. Abstentions and broker non-votes are included in the number of shares present and voting for the purpose of determining if a quorum is present. Abstentions are also included in the tabulation of votes cast on proposals presented to the stockholders but broker non-votes are not.

EXPENSES OF SOLICITATION

  All expenses of the solicitation of proxies will be paid by the Company. Officers, directors and regular employees of the Company may also solicit proxies by telephone, facsimile or in person.

                        PRINCIPAL HOLDERS OF SECURITIES

  The following tabulation shows with respect to any person who is known to be the beneficial owner as of December 31, 1995 of more than 5% of the Company's Common Stock, par value $1.00 per share, which is its only class of issued and outstanding capital stock, (i) the total number of shares of Common Stock beneficially owned as of such date; and (ii) the percent of Common Stock so owned as of the same date.

                                                                        PERCENT
                                                        AMOUNT & NATURE   OF
NAME AND ADDRESS OF                                      OF BENEFICIAL  COMMON
BENEFICIAL OWNER                                           OWNERSHIP     STOCK
-------------------                                     --------------- -------
Firstar Corporation....................................    1,089,725(1)  7.0%
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202

  The following tabulation shows with respect to each of the directors of the Company, the executive officers named in the Summary Compensation Table, and all directors and executive officers as a group, fourteen in number, (i) the total number of shares of Common Stock beneficially owned as of March 25, 1996; and (ii) the percent of Common Stock so owned as of the same date.

                                                                        PERCENT
   NAME OF                                              AMOUNT & NATURE   OF
 BENEFICIAL                                              OF BENEFICIAL  COMMON
    OWNER                                                OWNERSHIP(2)    STOCK
 ----------                                             --------------- -------
Robert E. Gallagher....................................      764,685(3)   4.9%
John P. Gallagher......................................      580,496(4)   3.7%
T. Kimball Brooker.....................................       11,020       *
John G. Campbell.......................................       29,685       *
Michael J. Cloherty....................................      107,402       *
J. Patrick Gallagher, Jr. .............................      164,606(5)   1.1%
Jack M. Greenberg......................................       19,780       *
Philip A. Marineau.....................................        9,780       *
Walter F. McClure......................................       56,906       *
Gary M. Van der Voort..................................      121,326(6)    *
James R. Wimmer........................................       21,780(7)    *
All directors and executive officers as a group (14
 persons)..............................................    2,059,090     12.9%

--------
*Less than 1%

(1) Information obtained from a Schedule 13G dated February 9, 1996 filed with the Securities and Exchange Commission by Firstar Corporation. The Company has been informed by Firstar Corporation that Firstar Corporation, together with certain of its subsidiaries, is considered the beneficial owner in the aggregate of 1,089,725 shares, or 7.0% of shares outstanding, of the Company's voting Common Stock.
(2) Calculated pursuant to Rule 13d-3(d) under the Securities Exchange Act of 1934. Unless otherwise stated in these notes, each person has sole voting and investment power with respect to all such shares. Under Rule 13d-3(d), shares not outstanding which are subject to options exercisable within sixty days are deemed outstanding for the purpose of computing the number and percentage owned by such person, but are not deemed outstanding for the purpose of computing the percentage owned by each other person listed. Includes shares which the listed beneficial owner has a right to acquire within sixty days as follows: John G. Campbell, 12,800 shares; Michael J. Cloherty, 37,000 shares; J. Patrick Gallagher, Jr., 34,000 shares; Jack M. Greenberg, 19,020 shares; Philip A. Marineau, 11,020 shares; Walter F. McClure, 39,000 shares; Gary M. Van der Voort, 69,000 shares; James R. Wimmer, 19,020 shares; all directors and executive officers as a group (14 persons), 346,800 shares.
(3) Includes 75,000 shares held in trust for the benefit of Robert E. Gallagher's grandchildren, 100,000 shares held by a limited partnership of which Robert E. Gallagher and Isabel Gallagher, his wife, are the general partners, 100,000 shares held in trust for the benefit of Isabel Gallagher, and 69,012 shares held in the Lauren E. Gallagher Trust under which Robert E. Gallagher is a trustee.
(4) John P. Gallagher died on February 23, 1996; and this tabulation includes his holdings on that date, as well as 26,925 shares held by his wife, Mary
    C. Gallagher, and 250,000 shares held by a limited partnership of which John P. Gallagher and Mary C. Gallagher were the general partners.
(5) Includes 33,220 shares held in trust for the benefit of his minor children by his wife, Anne M. Gallagher, and another as trustees and 23,820 shares held by his wife.
(6) Includes 3,600 shares held as custodian for the benefit of his children under the Uniform Gift to Minors Act.
(7) Includes 4,000 shares held by his wife, Gertrude A. Wimmer.

                             ELECTION OF DIRECTORS

  The Board of Directors of the Company currently consists of nine directors. The directors are divided into three classes: three Class III directors have terms expiring at the 1996 Annual Meeting; three Class I directors have terms expiring in 1997; and three Class II directors have terms expiring in 1998. Each class of directors is elected to three-year terms at sequential annual meetings once every three years.

  Set forth below is information concerning the nominees for election as Class III directors as well as information concerning all other current directors. The Board of Directors recommends a vote FOR the election of such nominees. The persons named on the enclosed proxy card intend to vote the proxies solicited hereby FOR all the nominees named below unless such authority is withheld. The affirmative vote of the holders of a plurality of the shares of Common Stock represented in person or by proxy is required to elect directors.

  If elected, each nominee for Class III director will serve until the 1999 annual election of directors or until his successor is elected and qualified, or until his earlier death, resignation or removal. Michael J. Cloherty, Jack
M. Greenberg and Philip A. Marineau are currently members of the Board of Directors as

Class III directors, each having been previously elected by the stockholders. Messrs. Cloherty, Greenberg and Marineau are the nominees for re-election as Class III directors for three-year terms. After the 1996 Annual Meeting, the Board of Directors may consider candidates to fill the vacancy created by the death of John P. Gallagher. The enclosed proxy cannot be voted for more than three nominees. Should any nominee be unavailable to serve or for good cause refuse to serve, an event which the Board of Directors does not anticipate, the persons named in the enclosed proxy intend to vote the proxies solicited hereby for the election of such other nominee, if any, as they may select.

                NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
              AS CLASS III DIRECTORS WITH TERMS EXPIRING IN 1999

                                     YEAR FIRST ELECTED DIRECTOR, BUSINESS
NAME                     AGE          EXPERIENCE AND OTHER DIRECTORSHIPS
----                     ---         -------------------------------------
Michael J. Cloherty..... 48  Director since 1982; Vice President-Finance since
                             1981.
Jack M. Greenberg....... 53  Director since 1985; Employed by McDonald's
                             Corporation since 1982, Vice Chairman since 1992 and
                             Chief Financial Officer since 1982; Director of
                             McDonald's Corporation, Harcourt General, Inc. and
                             Stone Container Corporation.
Philip A. Marineau...... 49  Director since 1991; Employed by The Quaker Oats
                             Company from 1972 to 1995 serving as President from
                             1993 and Chief Operating Officer from 1992.
            MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE AS
                  CLASS I DIRECTORS WITH TERMS EXPIRING IN 1997
T. Kimball Brooker...... 56  Director since 1994; President, Barbara Oil Company since 1989; Managing Director, Morgan Stanley & Co.,
                             Inc. from 1978 to 1988; Director of Zenith
                             Electronics Corporation.
J. Patrick Gallagher,    44  Director since 1986; Chief Executive Officer since
 Jr.(1).................     1995; President since 1990; Chief Operating Officer
                             from 1990 to 1994; Vice President-Operations from
                             1985 to 1990.
James R. Wimmer(2)...... 67  Director since 1985; Partner, Lord, Bissell & Brook, attorneys, from 1959 to 1992; General Counsel of
                             Commonwealth Industries Corporation from 1991 to
                             1993. Mr. Wimmer retired as a partner from Lord,
                             Bissell & Brook in February, 1992 and is presently
                             of counsel to that firm.
            MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE AS
                  CLASS II DIRECTORS WITH TERMS EXPIRING IN 1998
John G. Campbell........ 58  Director since 1981; Vice President since 1978.
Robert E. Gallagher(1).. 73  Director since 1950; Chairman since 1990; Chief
                             Executive Officer from 1963 to 1994.
Walter F. McClure....... 62  Director since 1981; Senior Vice President since
                             1993; Vice President from 1980 to 1993.

--------
(1) Robert E. Gallagher is the uncle of J. Patrick Gallagher, Jr.
(2) Lord, Bissell & Brook has served as outside counsel to the Company for over twenty years.

BOARD OF DIRECTORS

  The Company's Board of Directors has the responsibility to review the overall operations of the Company. The Board members are kept informed of the Company's results of operations and proposed plans and business objectives by the Company's management. During 1995, the Board of Directors met six times. All of the directors attended at least 75% of those meetings and meetings of the committees on which they served. Included among the committees of the Board are standing Nominating, Audit and Compensation Committees.

NOMINATING COMMITTEE

  The Nominating Committee considers new nominees proposed for the Board of Directors and will consider individuals whose names and qualifications are furnished in writing to the Committee (in care of the Chairman at the Company's principal office) by stockholders. Current members of the Nominating Committee are Robert E. Gallagher (Chairman), T. Kimball Brooker and J. Patrick Gallagher, Jr. The Committee met once in 1995.

AUDIT COMMITTEE

  The Audit Committee assists the Board in carrying out its responsibilities for monitoring management's accounting for the Company's financial results and for the timeliness and adequacy of the reporting of those results; discusses and makes inquiry into the audits of the Company's books made internally and by outside independent auditors, the Company's financial and accounting policies, its internal controls and its financial reporting; and investigates and makes a recommendation to the Board each year with respect to the appointment of independent auditors for the following year. Current members of the Audit Committee are James R. Wimmer (Chairman), T. Kimball Brooker, Jack
M. Greenberg and Philip A. Marineau. The Committee met three times in 1995.

COMPENSATION COMMITTEE

  The Compensation Committee determines the salaries, bonuses and other compensation and terms and conditions of employment of the executive officers and certain key employees of the Company and makes recommendations to the Board of Directors with respect to the Company's compensation plans and policies; provided, however, that the Option Committee of the Board of Directors administers the Company's stock option plans. Current members of the Compensation Committee are J. Patrick Gallagher, Jr. (Chairman), T. Kimball Brooker, Robert E. Gallagher, Jack M. Greenberg, Philip A. Marineau and James
R. Wimmer. The Committee met three times in 1995.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  J. Patrick Gallagher, Jr. and Robert E. Gallagher are executive officers of the Company and serve on the Compensation Committee. Both officers abstain from discussion and voting on matters concerning their respective compensation. James R. Wimmer, a director of the Company, is of counsel to Lord, Bissell & Brook, a law firm which provides legal services to the Company.

               COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

  Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934 that might incorporate filings, including this Proxy Statement, in whole or in part, the following report and the Comparative Performance Graph on page 9 shall not be incorporated by reference into any such filings.

                     REPORT OF THE COMPENSATION COMMITTEE

EXECUTIVE COMPENSATION

  The Compensation Committee is responsible for determining the total compensation and employment conditions of the Company's executive officers. In determining the total 1995 compensation, the Compensation Committee generally evaluated the executive's contribution to the overall success of the Company in achieving the corporate goals set out below. These goals are equally weighted in determining the executive's compensation.

  Profit Goals--The immediate profit goals of the Company are expressed in the annual budget. The effort of an individual executive in meeting or exceeding the budget of his or her department or division is an important criterion in the evaluation. Longer term profit goals, as measured against the Company's Three Year Strategic Plan, are also considered in the evaluation. In 1995, the executive officers of the Company generally met their respective budgetary goals, and the 1995 pretax profit of the Company increased 19% over 1994.

  Business Growth--The Company considers its long term business growth to be a critical factor in the continued success of the Company. Executives are expected to support the Company's acquisition program, which seeks to achieve growth by successfully integrating independent businesses into the corporate structure. Similarly, establishment of operations in new geographic areas, as well as the successful development and marketing of new product lines, are considered necessary to the continued growth of the Company and are included in the evaluation. In 1995, nine businesses were acquired and several new branch offices were opened, expanding the Company's geographic presence. The development and marketing of new product lines continued on a basis consistent with prior years. The Company believes that these efforts had a direct impact on the 12% increase in total revenues achieved in 1995 over 1994.

  Human Resources--As a service business, the Company believes that its employees are its greatest asset. Over 50% of the Company's expenses in 1995 were related to the compensation of its employees and related benefit costs. The Company is committed to the successful hiring, training and retaining of people who promote the growth, financial success and management succession of the Company. An executive's ability to manage these resources, as well as the attendant expenses, is a significant criterion. In 1995, the Company's overall success in effectively managing its employees evidenced the commitment of the Company's executive officers, as a group, to the corporate goal of preserving and developing human resources. This was demonstrated by the Company's ability to generate $110,000 in revenue per employee for 1995, one of the highest figures in the industry and an increase from the $108,000 in revenue per employee generated during 1994.

  Enhancement of shareholder value is the ultimate goal of the Company. The Compensation Committee believes that its focus on specific corporate goals should result in a strong stock price, improved earnings per share and greater return on stockholders' equity. Earnings per share in 1995 increased by 20% over 1994.

The Company's Nonqualified Stock Option Plan represents a significant portion of an executive officer's compensation and directly reflects the Company's performance through its stock price. Option grants to executive officers are determined by the Option Committee of the Board of Directors and are generally based upon more subjective factors than those used by the Compensation Committee. Robert E. Gallagher and John P. Gallagher served on the Option Committee during 1995 and were thus disqualified from receiving any option grants. The Option Committee considers the recommendations of the executive officers of the Company, the responsibilities of each grantee, his past performance and his anticipated future contribution to the Company.

  The Company has a discretionary bonus pool for executive officers and key employees, contingent upon satisfactory corporate growth and the attainment of predetermined managerial goals. These pre-determined goals are extremely varied and, in the case of the executive officers, are established by the individual officer in conjunction with the Compensation Committee. The goals are too diverse to generalize but typically include meeting or exceeding budgetary guidelines and contribution to the Company's profitability. Attainment of these goals in many cases may be determined by a subjective judgment of the individual supervisor or, in the case of the executive officers, by the Compensation Committee. The eligibility for participation in the bonus pool is determined by the Board. Approximately 1000 executive officers and key employees are current participants.

  Amendments adopted in 1993 to the Internal Revenue Code limit the deductibility for federal income tax purposes of certain compensation payable to top executive officers of publicly held corporations. Certain types of compensation are excluded from the limitations. The Company believes that the limitations are not applicable to stock options granted under its stock option plans. With respect to awards under the Company's other incentive compensation plans, the Company is considering whether to make changes to such plans so that future awards will not be subject to the limitations on deductibility.

  Executive officers participate in the Savings and Thrift Plan, Pension Plan and Stock Option Plan, discussed below, as well as customary employee health benefits and expense reimbursement in accordance with the Company's policy.

  In 1995, the Committee reviewed a report prepared by the Company which compared the compensation of the five most highly compensated executive officers of the Company to the four publicly held competitors of the Company included in the Comparative Performance Graph on page 9. The Committee targets the middle of its competitors' salary range for its executive officers' compensation. This report indicated that the 1993 compensation of the Company's five most highly compensated executive officers was in the middle range when compared to its publicly-held competitors after making certain adjustments for the size of the Company.

CHIEF EXECUTIVE OFFICER COMPENSATION

  The compensation of J. Patrick Gallagher, Jr., the Company's Chief Executive Officer, increased by $17,000 or approximately 4% from the total compensation received in 1994. Mr. Gallagher was elected Chief Executive Officer by the Board of Directors effective January 1, 1995, marking 1995 as his first year as Chief Executive Officer. The modest increase in compensation he received reflects the desire of the Compensation Committee to withhold any significant increases until the effect of Mr. Gallagher's leadership as Chief Executive Officer on the Company's profitability, measured by earnings per share and net pre-tax profit, can be determined. Mr. Gallagher also received a stock option grant for 10,000 shares of the Company's Common Stock under the 1988 Nonqualified Stock Option Plan, a 33% decrease from the 15,000 share grant he received in 1994. A complete discussion of the 1988 Nonqualified Stock Option Plan can be found under Proposal 2 in this Proxy Statement.

                                          Compensation Committee
                                          J. Patrick Gallagher, Jr. (Chairman)
                                          Robert E. Gallagher
                                          T. Kimball Brooker
                                          Jack M. Greenberg
                                          Philip A. Marineau
                                          James R. Wimmer

                           SUMMARY COMPENSATION TABLE

  The following table presents information concerning compensation paid or set aside by the Company and its subsidiaries on an accrual basis to or for the benefit of the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company in each of the Company's last three fiscal years.

                                                       LONG TERM
                                           ANNUAL     COMPENSATION
                                        COMPENSATION     AWARDS
                                       -------------- ------------
                                                       SECURITIES   ALL OTHER
                                       SALARY  BONUS   UNDERLYING  COMPENSATION
NAME AND PRINCIPAL POSITION       YEAR   ($)    ($)   OPTIONS (#)     ($)(1)
---------------------------       ---- ------- ------ ------------ ------------
Robert E. Gallagher.............. 1995 275,000 30,000      --           --
 Chairman                         1994 265,000 30,000      --           --
                                  1993 240,000 25,000      --         1,250
John P. Gallagher................ 1995 272,500 30,000      --         1,500
 Vice Chairman                    1994 262,000 30,000      --         1,500
                                  1993 237,000 25,000      --         2,249
J. Patrick Gallagher, Jr......... 1995 356,000 76,000    10,000       1,500
 President and Chief Executive    1994 341,250 73,750    15,000       1,500
 Officer                          1993 325,000 40,500    35,000       2,249
Michael J. Cloherty.............. 1995 325,000 85,000    10,000       1,500
 Vice President-Finance           1994 300,000 67,000    15,000       1,500
                                  1993 280,000 68,000    30,000       2,249
Gary M. Van der Voort............ 1995 305,760 59,100    10,000       1,500
 Vice President                   1994 294,000 57,000    15,000       1,500
                                  1993 280,000 39,400    30,000       2,249

--------
(1) Indicates amounts contributed by the Company under the 401(k) feature of the Company's Savings and Thrift Plan.

  The following graph demonstrates a five year comparison of cumulative total returns for the Company, the S&P 500 and an Index of Peers comprised of the Company, Alexander & Alexander, Hilb, Rogal and Hamilton, Marsh & McLennan, and Poe & Brown. The comparison charts the performance of $100 invested in the Company, the S&P 500 and the Index of Peers on December 31, 1990, with dividend reinvestment.

                         COMPARATIVE PERFORMANCE GRAPH


                             [GRAPH APPEARS HERE]

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                      AMONG AJG & CO., PEERS AND S&P 500

Measurement Period                          INDEX OF
(Fiscal Year Covered)        AJG & CO.      PEERS        S&P 500
---------------------        ---------      --------     -------
Measurement Pt-
1990                         $100           $100         $100
1991                         $ 99           $ 99         $130
1992                         $128           $123         $140
1993                         $168           $118         $155
1994                         $152           $119         $157
1995                         $182           $138         $215

DIRECTORS' COMPENSATION

  Directors who are officers of the Company receive compensation in their capacities as such officers and receive no additional compensation for serving as directors.

  Non-employee directors, currently Messrs. Brooker, Greenberg, Marineau and Wimmer, are eligible to receive compensation consisting of nonqualified stock options. In addition, non-employee directors receive an annual retainer of $20,000 per year or, in lieu of the cash retainer, an option to purchase shares of the Company's Common Stock below market value, plus fees of $500 for attendance at each Board meeting or committee meeting on a date other than a Board meeting date. Non-employee directors are reimbursed for travel and accommodation expenses incurred in attending Board or committee meetings. Non-employee directors are not eligible for participation in any other compensation plans of the Company.

  In 1989, the Company's stockholders approved the adoption of the Company's 1989 Non-Employee Directors' Stock Option Plan (the "1989 Plan"), which was subsequently amended in 1990, 1993 and 1994. The 1989 Plan currently provides that non-employee directors are eligible to be granted nonqualified options to purchase a maximum of 106,000 shares of the Company's Common Stock. The Plan encompasses options granted to non-employee directors at the discretion of the Option Committee of the Company's Board of Directors ("Discretionary Options") and options granted to non-employee directors pursuant to an election made by a non-employee director to receive options in lieu of his annual retainer ("Retainer Options"). Shares issued upon exercise of options granted under the 1989 Plan may be repurchased shares held by the Company or authorized but previously unissued shares.

  Under the 1989 Plan, a Discretionary Option shall be exercisable at such rate and price fixed by the Option Committee. Discretionary Options terminate if not exercised by the date set forth in the 1989 Plan or by such date established by the Option Committee at the time it makes the grant. Additional information concerning the 1989 Plan can be found under Proposal 3 of this Proxy Statement.

  Pursuant to the terms of the 1989 Plan, Messrs. Greenberg, Marineau and Wimmer have filed one time irrevocable elections to receive their annual retainers in the form of an option to purchase the Company's Common Stock. Each year on or before two weeks preceding the Company's Annual Meeting of Stockholders, the Option Committee shall determine the number of shares of Common Stock with respect to which a non-employee director may be granted a Retainer Option. The non-employee director's option exercise price per share shall be equal to the Fair Market Value of the Common Stock subject to the Retainer Option less the Annual Retainer, divided by the number of shares subject to the Retainer Option. The option exercise price per share shall be not less than the par value of the Common Stock. "Fair Market Value" is defined as the closing price of the Company's Common Stock as reported on the New York Stock Exchange Consolidated Transaction Reporting System for the day on which the option is granted.

  On May 9, 1995, the Company granted a Retainer Option for 1,000 shares of the Company's Common Stock to each of Messrs. Greenberg, Marineau and Wimmer at an exercise price of $15.00 per share. Such options are exercisable at the rate of one-fourth of such grant each successive quarter commencing August 9, 1995. In addition, on June 12, 1995, the Company granted a Discretionary Option for 4,000 shares of the Company's Common Stock to each of Messrs. Brooker, Greenberg, Marineau and Wimmer at an exercise price of $34.375 per share, which was the closing price for a share of Common Stock as reported on the Consolidated Transaction Reporting System for securities listed on the New York Stock Exchange on that date. Such options are exercisable at the rate of one-third of such grant each successive June 12, commencing June 12, 1996.

  The Company has an arrangement with two former directors of the Company, A. James Gallagher, Jr. and Sterling L. Bassett, whereby each such former director received consulting fees or retirement benefits at the rate of $50,000 per year in 1995. This arrangement will continue in 1996.

SAVINGS AND THRIFT PLAN

  The Company maintains a savings and thrift plan covering substantially all U.S. employees which is qualified under the Internal Revenue Code. Employees are covered by the plan on their date of hire and may generally contribute up to 10% of total compensation on an after-tax basis to the plan. Employees who have attained age 21 and completed a year of service may generally contribute up to the lesser of $8,200 in 1995 and 1996 or 8% of their gross earnings on a pre-tax basis under the 401(k) "salary reduction" feature of the plan. In 1995, the Company matched 25% of any employee's pre-tax contributions up to a maximum 4% of such employee's gross earnings, resulting in a possible maximum matched contribution from the Company of 1% of such employee's gross earnings. As of January 1, 1996, the Company will match 50% of an employees' pre-tax contributions up to a maximum of 4% of such employee's gross earnings, resulting in a possible maximum matched contribution from the Company of 2% of such employee's gross earnings.

PENSION PLAN

  The Company also maintains a non-contributory defined benefit pension plan covering substantially all domestic employees which is qualified under the Internal Revenue Code. The plan provides an annual pension benefit on normal retirement at age 65 which, when paid in the form of a single life annuity, will equal 1% of final average earnings multiplied by the number of years of credited service, not to exceed 25 years (without any deduction for social security or other offset amounts). A person's earnings for purposes of the plan include all compensation other than allowances such as moving expenses plus any pre-tax contributions under the 401(k) feature of the savings and thrift plan. Effective for plan years beginning after 1988, the maximum includible compensation for a participant for any year may not exceed an overall salary maximum as determined by the Internal Revenue Service ($150,000 in 1995). The remuneration for executive officers shown under "Salary" and "Bonus" in the Summary Compensation Table constitutes their earnings during 1995 for purposes of the plan without regard to the Internal Revenue Service's limitation. "Final average earnings" are the highest average earnings received in any five consecutive full calendar years before retirement. Employees' pension rights are fully vested after the earlier of (i) 5 years of service with the Company or (ii) the attainment of age 65.

  The following table shows the estimated annual benefits (which are not subject to deduction for social security or other offset amounts) payable on retirement under the Company's defined benefit plan to persons in specific remuneration and credited years of service classifications assuming (i) the person elects the single life annuity basis providing monthly payments without benefits to his survivors and (ii) the person continues in the employ of the Company at his present rate of remuneration until age 65:

                               PENSION PLAN TABLE

AVERAGE REMUNERATION
DURING HIGHEST FIVE                     YEARS OF CREDITED SERVICE
 CONSECUTIVE YEARS             -----------------------------------------------------------------------
 BEFORE RETIREMENT               15                        20                      25 OR MORE
--------------------           -------                   -------                   ----------
      $150,000                 $22,500                   $30,000                    $37,500
       175,000                  26,250                    35,000                     43,750
       200,000                  30,000                    40,000                     50,000
       225,000                  33,750                    45,000                     56,250
       250,000                  37,500                    50,000                     62,500

  For purposes of estimating potential pension benefits using the foregoing table, the number of years of credited service as of December 31, 1995 for the executive officers named in the Summary Compensation Table are as follows:
Robert E. Gallagher (25 years), John P. Gallagher (25 years), J. Patrick Gallagher, Jr. (20 years), Michael J. Cloherty (13 years) and Gary M. Van der Voort (25 years). Such pension benefits are in addition to amounts payable to such persons under the Company's savings and thrift plan on their retirement and are subject to certain limitations as required under the Internal Revenue Code.

STOCK OPTION PLANS

  The Company maintains a 1988 Incentive Stock Option Plan and a 1988 Nonqualified Stock Option Plan. Additional discussion of these plans is contained in Proposals 2 and 3 of this Proxy Statement.

  The following table sets forth certain information regarding options to purchase shares of Common Stock granted to the executive officers of the Company named in the Summary Compensation Table during the Company's 1995 fiscal year. Members of the Option Committee (Robert E. Gallagher and John P. Gallagher during 1995) are not eligible to participate in any of the Company's Stock Option Plans. The exercise price of the options equals the closing price for a share of the Company's Common Stock on the date of the option grant.

                    OPTION GRANTS IN THE LAST FISCAL YEAR(1)

                                                                               POTENTIAL
                                                                           REALIZABLE VALUE
                              INDIVIDUAL GRANTS                            AT ASSUMED ANNUAL
                         ----------------------------                          RATES OF
                            NUMBER          % OF                              STOCK PRICE
                         OF SECURITIES TOTAL OPTIONS                       APPRECIATION FOR
                          UNDERLYING     GRANTED TO                         OPTION TERM(2)
                            OPTIONS      EMPLOYEES    EXERCISE  EXPIRATION -----------------
NAME                      GRANTED (#)  IN FISCAL YEAR PRICE ($)    DATE     5% ($)  10% ($)
----                     ------------- -------------- --------- ---------- -------- --------
Robert E. Gallagher.....      --             --          --         --        --       --
John P. Gallagher.......      --             --          --         --        --       --
J. Patrick Gallagher,
 Jr.....................    10,000         1.60%       34.375    06/12/05  216,000  548,000
Michael J. Cloherty.....    10,000         1.60%       34.375    06/12/05  216,000  548,000
Gary M. Van der Voort...    10,000         1.60%       34.375    06/12/05  216,000  548,000

  The following table sets forth certain information regarding options to purchase shares of Common Stock exercised during the Company's 1995 fiscal year and the number and value of unexercised options to purchase shares of Common Stock held at the end of the Company's 1995 fiscal year by the executive officers of the Company named in the Summary Compensation Table.

              AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                NUMBER OF    NUMBER OF
                                               SECURITIES   SECURITIES      VALUE OF        VALUE OF
                                               UNDERLYING   UNDERLYING    UNEXERCISED   UNEXERCISED IN-
                          NUMBER OF            UNEXERCISED  UNEXERCISED   IN-THE-MONEY     THE-MONEY
                            SHARES     VALUE   OPTIONS AT   OPTIONS AT   OPTIONS AT FY-  OPTIONS AT FY-
                         ACQUIRED ON  REALIZED FY-END (#)   FY-END (#)      END ($)         END ($)
NAME                     EXERCISE (#) ($) (1)  EXERCISABLE UNEXERCISABLE EXERCISABLE(2) UNEXERCISABLE(2)
----                     ------------ -------- ----------- ------------- -------------- ----------------
Robert E. Gallagher.....      --         --        --           --             --              --
John P. Gallagher.......      --         --        --           --             --              --
J. Patrick Gallagher,
 Jr.....................      --         --      22,000       87,000        256,000         828,000
Michael J. Cloherty.....      --         --      24,000       82,000        325,000         808,000
Gary M. Van der Voort...      --         --      55,000       85,000        930,000         864,000

--------
(1) Market value of underlying securities at exercise, minus the exercise price.
(2) Market value of underlying securities at year end, minus the exercise price.

SEVERANCE PAY PLAN

  The Company has a plan for severance compensation to employees after a hostile takeover. The plan defines a hostile takeover to include, among other events, the following events, if not approved by two-thirds of the members of the Board of Directors in office immediately prior to any such events: the election of directors not nominated by the Board of Directors, a business combination, such as a merger, not approved by the holders of 80% or more of the Common Stock and the Board of Directors or not meeting various "fair price" criteria, or the acquisition of 20% or more of the combined voting power of the Company's stock by any person or entity. All full-time and part-time employees who are regularly scheduled to work 20 or more hours per week and who have completed at least two years of continuous employment with the Company are participants in the plan. A severance benefit is payable under the plan if a participant's employment with the Company terminates voluntarily or involuntarily within two years after a hostile takeover for reasons such as reduction in compensation, discontinuance of employee benefit plans without replacement with substantially similar plans, change in duties or status, certain changes in job location and involuntary termination of employment for reasons other than just cause. For participants who have completed two but less than five years of employment, the benefit is equal to the employee's annual compensation during the year immediately preceding the termination of employment. For employees who have completed five or more years of employment, the benefit is equal to two and one-half times the employee's annual compensation during the 12 months ending on the date of termination of employment, but may not exceed 2.99 times average annual compensation during the preceding five years. Annual compensation is defined for purposes of the plan as the amount of the employee's wages, salary, bonuses and other incentive compensation. Benefits are payable in a lump sum not less than 10 days after termination of employment.

                  PROPOSAL 2--APPROVAL OF AN AMENDMENT TO THE
                 COMPANY'S 1988 NONQUALIFIED STOCK OPTION PLAN

  The Arthur J. Gallagher & Co. 1988 Nonqualified Stock Option Plan (the "1988 Nonqualified Plan"), adopted in 1988 and amended in 1989, 1990, 1993 and 1994, authorizes the grant of options for up to 5,500,000 shares of the Company's Common Stock, of which options for 5,023,830 shares were granted from 1988 through 1995. After giving effect to the cancellation of options for 375,742 shares under the 1988 Nonqualified Plan through February 29, 1996 (thereby becoming available again for grant), options for only 851,912 shares are currently available for grant under the 1988 Nonqualified Plan.

  The Board of Directors believes the 1988 Nonqualified Plan is accomplishing its purpose which is to promote the interests of the Company and its stockholders by providing key employees with an opportunity to acquire a proprietary interest in the Company and thereby to develop a stronger incentive to put forth maximum effort for the continued success and growth of the Company and its subsidiaries. In addition, the opportunity to acquire a proprietary interest in the Company aids the Company in attracting and retaining key personnel of outstanding ability.

  The Board of Directors believes that an increase in the number of shares available for grant under the 1988 Nonqualified Plan is necessary to continue accomplishing its purpose. Accordingly, the Board of Directors, by resolution dated January 17, 1996, approved an amendment to increase the number of shares of the Company's Common Stock subject to the 1988 Nonqualified Plan by 675,000 shares from 5,500,000 shares to 6,175,000 shares, subject to approval of the Company's stockholders.

  Shares issued upon exercise of options granted under the 1988 Nonqualified Plan may be shares held by the Company as treasury shares or as authorized but previously unissued shares. There are not currently any specific plans for grants of options under the 1988 Nonqualified Plan. However, it is expected that options will be granted pursuant to the 1988 Nonqualified Plan during 1996. The actual number or identity of persons to be granted options has not been determined as of the date of this Proxy Statement. The closing price for a share of the Company's Common Stock on March 25, 1996 on the New York Stock
Exchange was $     .

ADMINISTRATION

  The 1988 Nonqualified Plan is administered by the Option Committee of the Company's Board of Directors (the "Committee"). The members of the Committee during 1995 were Robert E. Gallagher (Chairman) and John P. Gallagher, each of whom was a disinterested person as that term is used in Rule 16b-3 under the Securities Exchange Act of 1934. As of the date of this Proxy Statement, the Board of Directors has not yet filled the vacancy on the Committee created by the death of John P. Gallagher on February 23, 1996. No options under the 1988 Nonqualified Plan may be granted to any member of the Committee. Subject to the provisions of the 1988 Nonqualified Plan, the Committee has the authority: (a) to determine which employees of the Company and its subsidiaries shall receive options and how many options each employee shall receive; (b) to grant the options; (c) to determine the terms and conditions of the options including exercise dates, limitations on exercise, and the price and payment terms; (d) to determine the limitation, if any, on the number of shares acquired under an option which may be sold by an employee in any one year; and (e) to adopt such rules and regulations for the administration of the 1988 Nonqualified Plan as it deems appropriate.

  The term of office of Committee members and the manner in which such members may be removed from office are within the discretion of the Company's Board of Directors.

ELIGIBILITY

  Participants in the 1988 Nonqualified Plan are those salaried officers and other salaried key employees of the Company and its subsidiaries who, in the opinion of the Committee, are in a position to affect materially the profitability and growth of the Company and its subsidiaries. On March 25, 1996, there were approximately 1,000 officers and key employees eligible to participate in the 1988 Nonqualified Plan.

GRANT AND EXERCISE OF OPTIONS

  Unlike options which are designed to qualify as incentive stock options under
Section 422A of the Internal Revenue Code, the exercise price of an option under the 1988 Nonqualified Plan is not required to be equal to the fair market value of the stock subject thereto on the date of grant, and there is no annual limit on the maximum value of stock for which an employee may receive options. The Committee determines the terms and conditions of options granted under the 1988 Nonqualified Plan, including exercise dates, limitations on exercise and the price and payment terms, subject to the requirement that options under the 1988 Nonqualified Plan must expire no later than ten years after the date of grant.

  On June 12, 1995, options for 145,250 shares were granted to the Company's executive officers and options for 286,630 shares were granted to other key employees of the Company under the 1988 Nonqualified Plan. The options were granted at an exercise price of $34.375 per share. See tables under Stock Option Plans for information concerning option grants in 1995 to the Chief Executive Officer and the other four most highly compensated executive officers of the Company.

RESTRICTIONS ON EXERCISE AND TRANSFER

  Options granted under the current 1988 Nonqualified Plan are not transferable, except on the death of the grantee, by will or the laws of descent and distribution. During the lifetime of the grantee, any options granted to him may only be exercised by him. All unexercised options held by a grantee shall survive the termination of the grantee's employment due to death, disability or retirement. Termination of a grantee's employment other than by reason of death, disability or retirement shall cause all unexercised options held by such grantee to terminate.

AMENDMENT AND TERMINATION

  The Board of Directors of the Company may amend, suspend or terminate the 1988 Nonqualified Plan provided that no such termination or amendment may, without the consent of the individual to whom any option shall have been previously granted, adversely affect the rights of such individuals under such option. Permissible amendments by the Board of Directors under the 1988 Nonqualified Plan may result in certain increased costs to the Company. No option may be granted under the 1988 Nonqualified Plan after its termination on June 1, 1998.

FEDERAL INCOME TAX TREATMENT

  The grant of an option under the 1988 Nonqualified Plan should not result in any taxable income to the participant for federal income tax purposes. Upon exercise of an option which does not qualify as an incentive stock option, such as an option under the 1988 Nonqualified Plan, the employee will realize ordinary income in an amount measured by the excess, if any, of the fair market value of the shares on the date of exercise over the option price, and the Company will be entitled to a corresponding deduction. Upon exercise, the Company is required for federal income tax purposes to withhold from the employee's wages tax on such excess at the 28% "supplemental wage rate". Upon a subsequent disposition of such shares, the employee will realize short-term or long-term capital gain or loss, depending on whether the stock is held for more than one year after the date of exercise, with the basis for computing such gain or loss equal to the option price plus the amount of ordinary income realized upon exercise.

VOTE REQUIRED

  The amendment to the 1988 Nonqualified Plan will not become effective unless approved and adopted by the affirmative vote of the holders of at least a majority of the voting stock represented at the Annual Meeting or any adjournment thereof.

                THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
                   IN FAVOR OF THE ADOPTION OF THE AMENDMENT
                         TO THE 1988 NONQUALIFIED PLAN.

                  PROPOSAL 3--APPROVAL OF AN AMENDMENT TO THE
            COMPANY'S 1989 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

  The Company's 1989 Non-Employee Directors' Stock Option Plan (the "1989 Directors' Plan"), adopted in 1989 and amended in 1990, 1993 and 1994, authorizes the grant of options for up to 106,000 shares of the Company's Common Stock, of which options for 90,000 shares were granted from 1989 through 1995. Options for only 16,000 shares are currently available for grant under the 1989 Directors' Plan.

  The 1989 Directors' Plan provides that non-employee directors are eligible to be granted nonqualified options to purchase a maximum of 106,000 shares of the Company's Common Stock. The 1989 Directors' Plan encompasses Discretionary Options granted to a non-employee director in the discretion of the Option Committee of the Company's Board of Directors and Retainer Options granted to a non-employee director pursuant to a one-time irrevocable election made by the non-employee director to receive options in lieu of his annual retainer. Shares issued upon exercise of options granted under the 1989 Directors' Plan may be shares held by the Company as treasury shares or as authorized but previously unissued shares.

  The Board of Directors believes the 1989 Directors' Plan is accomplishing its purpose which is to promote the interests of the Company and its stockholders by providing an incentive to non-employee directors to serve on the Company's Board of Directors and to devote the large amount of time required to participate actively in the work of the Board of Directors. In that the continued services of qualified, non-employee directors are essential to the sustained growth and progress of the Company, it is believed that the Plan will make service on the Board of Directors more attractive to present and future non-employee directors.

  The Board of Directors believes that an increase in the number of shares available for grant under the 1989 Directors' Plan is necessary to continue accomplishing its purpose. Accordingly, the Board of Directors, by resolution dated January 17, 1996, approved an amendment to increase the number of shares of the Company's Common Stock subject to the 1989 Directors' Plan from 106,000 shares to 200,000 shares, subject to the approval of the Company's stockholders.

ADMINISTRATION

  The 1989 Directors' Plan is administered by the Option Committee of the Company's Board of Directors (the "Committee"). Members of the Committee during 1995 were Robert E. Gallagher (Chairman) and John P. Gallagher, each of whom was a disinterested person as that term is used in Rule 16b-3 under the Securities Exchange Act of 1934. Subject to the provisions of the 1989 Directors' Plan, the Committee has the authority: (a) to determine which non-employee directors of the Company shall receive options and how many options each non-employee director shall receive; (b) to grant the options; (c) to determine the terms and conditions of the options including exercise dates, limitations on exercise, and the price and payment terms; (d) to determine the limitation, if any, on the number of shares acquired under an option which may be sold by a non-employee director in any one year; and (e) to adopt such rules and regulations for the administration of the 1989 Directors' Plan as it deems appropriate. Grants of Retainer Options will be automatically determined to the extent described in the 1989 Directors' Plan and herein.

  The term of office of Committee members and the manner in which such members may be removed from office are within the discretion of the Company's Board of Directors. As of the date of this Proxy Statement, the Board of Directors has not yet filled the vacancy on the Committee created by the death of John P. Gallagher on February 23, 1996.

ELIGIBILITY

  Non-employee directors of the Company are eligible to receive Discretionary Options under the 1989 Directors' Plan and may make a one time election to receive Retainer Options. Presently, only Messrs. Brooker, Greenberg, Marineau and Wimmer are eligible to participate in the 1989 Directors' Plan.

GRANT AND EXERCISE OF OPTIONS

  Under the 1989 Directors' Plan, the exercise price of a Discretionary Option shall be fixed by the Committee and must expire not later than ten years after the date of grant. The exercise price of the Retainer Option shall be determined by the formula set forth in the 1989 Directors' Plan as explained herein. An optionee who ceases to be a director of the Company for any reason may exercise any outstanding Option prior to its expiration date.

  Discretionary options shall be exercisable at such rates as shall be determined by the Committee on the date of grant. Retainer Options shall be exercisable at the rate of 25% of the total Retainer Option after the end of each full fiscal quarter next succeeding the date of grant, together with a carry forward of unexercised options from the same grant for prior quarters.

  Pursuant to the terms of the 1989 Directors' Plan, non-employee directors of the Company are eligible to make a one-time irrevocable election to receive their Annual Retainer in the form of an option to purchase Common Stock. "Annual Retainer" is defined as the total amount which a non-employee director will be entitled to receive for serving as a director and for serving as a member of any committee of the Board of Directors in the year following the annual meeting of stockholders but will not include fees for attendance at either meetings of the Board of Directors or any committee of the Board of Directors, or of any other services which a director may provide to the Company.

  Each year on or before two weeks preceding such annual meeting, the Committee shall determine the number of shares of Common Stock on which a non-employee director may have a Retainer Option. The non-employee director's option price per share shall be equal to the Fair Market Value of the Common Stock subject to the Retainer Option less the Annual Retainer, divided by the number of shares subject to the Retainer Option. The option price per share shall be not less than the par value of the Common Stock. "Fair Market Value" is defined as the closing price of the Company's Common Stock as reported on the New York Stock Exchange Composite Transaction Reporting System for the day on which the option is granted.

  The following table shows with respect to each of the non-employee directors of the Company, the number of Retainer and Discretionary Options granted in 1995.

      NAME                          RETAINER OPTIONS(1) DISCRETIONARY OPTIONS(2)
      ----                          ------------------  -----------------------
      T. Kimball Brooker...........         -0-                  4,000
      Jack M. Greenberg............       1,000                  4,000
      Philip A. Marineau...........       1,000                  4,000
      James R. Wimmer..............       1,000                  4,000

--------
(1) Retainer Options were granted on May 9, 1995 at an exercise price of $15.00 per share.
(2) Discretionary Options were granted on June 12, 1995 at an exercise price of $34.375 per share.

RESTRICTIONS ON EXERCISE AND TRANSFER

  Options granted under the current 1989 Directors' Plan are not transferable, except on the death of the optionee, by will or the laws of descent and distribution. During the lifetime of the optionee, any options granted to him may only be exercised by him.

AMENDMENT AND TERMINATION

  The Board of Directors of the Company may amend, suspend or terminate the 1989 Directors' Plan provided that no such termination or amendment may, without the consent of the individual to whom any option shall have been previously granted, adversely affect the rights of such individual under such option. Permissible amendments under the 1989 Directors' Plan may result in increased costs to the Company.

FEDERAL INCOME TAX TREATMENT

  The grant of an option under the 1989 Directors' Plan should not result in taxable income to the participant for federal income tax purposes. However, exercise of an option by the participant will result in the recognition of income for federal income tax purposes in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price and the amount paid for the stock. For Federal income tax purposes, the Company will be entitled to deduct as an ordinary and necessary business expense the amount of income which the recipient is required to recognize as a result of the exercise of the option. Upon a subsequent disposition of the shares acquired through the exercise of any option, the participant will realize short-term or long-term capital gain or loss, depending on whether the stock is held for more than one year after the date of exercise, with the basis for computing such gain or loss equal to the option price plus the amount of ordinary income realized upon exercise. The grant of the option will not result in a tax deduction for the Company.

VOTE REQUIRED

  The amendment to the 1989 Directors' Plan will not become effective unless approved and adopted by the affirmative vote of the holders of at least a majority of the voting stock represented at the Annual Meeting or any adjournment thereof.

                THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
                   IN FAVOR OF THE ADOPTION OF THE AMENDMENT
                         TO THE 1989 DIRECTORS' PLAN.

                    PROPOSAL 4--APPROVAL OF INCREASE IN THE
                    AUTHORIZED COMMON STOCK OF THE COMPANY

  The Board of Directors deems advisable and in the best interests of the Company and its stockholders, and recommends to the stockholders, an amendment of Clause (A) of Article FOURTH of the Company's Restated Certificate of Incorporation in its entirety (the "Amendment") increasing the Company's authorized Common Stock, par value $1.00 per share, from 50,000,000 to 100,000,000 shares, so that said Clause (A), as amended, shall read as follows:

    (A) The aggregate number of shares which the corporation is authorized to issue is 101,000,000, of which 1,000,000 shares shall be Preferred Stock with no par value per share and 100,000,000 shares shall be Common Stock with par value of $1.00 per share.

  The remainder of Article FOURTH of the Company's Restated Certificate of Incorporation, which is Clause (B) and which specifies the designations, relative rights, voting rights, preferences and privileges of each class of stock of the Company, is unaffected by the Amendment.

  The Company is currently authorized to issue 50,000,000 shares of Common Stock, $1.00 par value per share, and 1,000,000 shares of Preferred Stock
without par value. As of March 25, 1996, there were           shares of Common
Stock outstanding held by approximately       stockholders of record. The
proposed Amendment increases the number of authorized shares of Common Stock from 50,000,000 to 100,000,000 and has no effect on the present authorization with respect to the Preferred Stock.

  The additional shares of Common Stock resulting from the Amendment would be identical in all respects to the existing Common Stock. Holders of the outstanding Common stock are entitled to one vote for each share held of record on all matters presented to stockholders. The shares of Common Stock have no cumulative voting rights in the election of directors, and accordingly holders of a majority of the outstanding voting stock are entitled to elect the entire Board. The holders of Common Stock have no conversion, preemptive or subscription rights. Subject to the rights of holders of Preferred Stock, upon liquidation of the Company, the net assets will be distributed ratably among the holders of Common Stock. Subject to the prior payment of all preferred dividends on shares of outstanding Preferred Stock, the holders of Common Stock are entitled to receive ratably out of funds legally available therefore dividends at such time and in such amounts as the Board of Directors may from time to time determine. All shares of Common Stock currently outstanding are fully paid and nonassessable.

  The Company also is authorized to issue 1,000,000 shares of Preferred Stock without par value, issuable in series. The Board of Directors is authorized to designate each series and the number of shares within the series and to determine and fix the relative rights and preferences of the shares of each series. No shares of Preferred Stock are currently issued or outstanding. Preferred Stock, when and if issued, will be senior to Common Stock with respect to dividend and liquidation rights. The relative rights and preferences which may hereafter be fixed by resolution of the Board for any series of Preferred Stock may provide that the shares of such series shall be senior to the other series of Preferred Stock with respect to dividends, liquidation or other rights and that such shares may be redeemable or may be convertible into Common stock or other securities.

  The Board may cause authorized shares of Common Stock and Preferred Stock in excess of those outstanding to be issued without further action by the stockholders, unless such action is required by applicable law or regulatory agencies or by the rules, if the Company shall choose to comply with such rules, of any stock exchange on which the Company's securities may then be listed. Stockholders have no preemptive rights to subscribe to or to purchase any securities of the Company of any kind or class.

  On March 10, 1987, the Board of Directors adopted a Common Share Purchase Rights Plan (the "Plan"), which Plan was approved by the Company's stockholders at their Annual Meeting on May 12, 1987. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Harris Trust & Savings Bank.

  Under the Plan, Common Share Purchase Rights (the "Rights") were distributed as a dividend at the rate of one Right for each share of Common Stock held by stockholders of record as of May 12, 1987 (the "Record Date"). The Company also will issue one Right with respect to each share of Common Stock that becomes outstanding after May 12, 1987, but prior to the earliest of the Distribution Date (as hereinafter defined), the redemption of the Rights or the expiration of the Rights. Each Right entitles the registered holder to purchase from the Company one share of Common Stock at the price of $100 per share, subject to certain adjustments (the "Purchase Price").

  With respect to the shares of Common Stock outstanding as of May 12, 1987, the Rights are evidenced by the Common Stock certificates. With respect to the shares of Common Stock that become outstanding after May 12, 1987 but prior to the earliest of the Distribution Date (as hereinafter defined), the redemption of the Rights or the expiration of the Rights, the Rights will be evidenced by Common Stock certificates that contain a legend incorporating the Rights Agreement by reference.

  The Rights will not be exercisable or transferable apart from the Common Stock until the earlier to occur of (i) ten days following a public announcement that a person or group of affiliated or associated persons (an

"Acquiring Person") acquired or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding Common Stock or (ii) ten days following the commencement or announcement of an intention to make a tender offer or exchange offer for 30% or more of the outstanding Common Stock (the earlier of such dates being called the "Distribution Date"). Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates representing Common Stock outstanding as of May 12, 1987 (or issued after May 12, 1987 but prior to the earliest of the Distribution Date, the redemption of the Rights or the expiration of the Rights) would also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (the "Right Certificates") would be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone would evidence the Rights.

  The Rights would not be exercisable until the Distribution Date and would expire on May 12, 1997 unless earlier redeemed by the Company as described below. Until a Right is exercised, the holder thereof, as such, would have no rights as a stockholder, including, without limitation, the right to vote or to receive dividends. The Rights would be redeemable by the Company in whole, but not in part, at a price of $0.05 per Right (the "Redemption Price") prior to the public announcement that 20% or more of the Company's Common Stock had been accumulated by a single acquirer or group.

  In the event that the Company were acquired in a merger or other business combination transaction or 50% or more of its assets or earning power were sold, proper provision would be made so that each holder of a Right thereafter would have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the exercise price of the Right. In the event that the Company were the surviving corporation in a merger and its Common Stock was not changed or exchanged, or in the event that an Acquiring Person engages in one of a number of self-dealing transactions specified in the Rights Agreement, such as certain sales of assets to the Company or obtaining certain financial benefits from the Company, proper provision would be made so that each holder of a Right, other than Rights that were beneficially owned by the Acquiring Person on the Distribution Date (which would thereafter be void) would thereafter have the right to receive upon exercise that number of shares of Common Stock having a market value of two times the exercise price of the Right.

  The Purchase Price payable and the number of shares of Common Stock or other securities or property purchasable, upon exercise of the Rights would be subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Common Stock, (ii) upon the grant to holders of shares of the Common Stock of certain rights or warrants to subscribe for shares of Common Stock or convertible securities at less than the current market price of the Common Stock, or (iii) upon the distribution to holders of shares of the Common Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends out of earnings or retained earnings at a rate not in excess of 125% of the rate of the last cash dividend theretofore paid or dividends payable in shares of Common Stock) or of subscription rights or warrants (other than those referred to above). With certain exceptions, no adjustment in the Purchase Price would be required until cumulative adjustments required an adjustment of at least 1% in such Purchase Price. No fractional shares would be issued and in lieu thereof, an adjustment in cash would be made based on the market price of the Common Stock on the last trading date prior to the date of exercise.

  The Rights have certain anti-takeover effects. The Rights would cause substantial dilution to a person who attempts to acquire the Company without conditioning his offer on a substantial number of Rights being acquired. The Rights would have no effect, however, on a person who is willing to acquire control of the

Company and wait until the Rights expire before acquiring 100% ownership. Moreover, the Rights would not affect a transaction approved by the Company prior to the public announcement that 20% or more of the Company's Common Stock had been accumulated by a single acquirer or group, because the Rights could be redeemed until that time.

  Authorized shares of Common Stock and Preferred Stock in excess of those outstanding are available for general purposes, such as financings, acquisitions, stock splits, stock dividends and management incentive and employee benefit plans. Such shares might be issued at such times and under such circumstances as to have a dilutive effect on earnings per share and on the equity ownership of the present holders of Common Stock. Such shares could also be used to make more difficult a change in control of the Company. Under certain circumstances, the Board could create impediments or frustrate persons seeking to effect a takeover or otherwise gain control of the Company, by causing such shares to be issued to a holder or holders who might side with the Board in opposing a takeover bid that the Board determines is not in the best interests of the Company and its stockholders. In addition, the existence of such shares might have the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial amount of Common Stock, to acquire control of the Company, since the issuance of such shares could dilute the stock ownership of such person or entity. Moreover, certain companies have recently issued, as dividends to holders of their common stock, preferred stock, or warrants for rights to purchase common or preferred stock similar to the Rights under the Plan and having terms designed to protect against the adverse consequences to their stockholders of partial takeovers and other takeover practices deemed inequitable. In addition to the foregoing, the Board of Directors may cause such shares to be issued to a holder or holders that would thereby have sufficient voting power to assure that certain types of proposals (including any proposal to remove directors, to replace directors, to accomplish certain business combinations opposed by the Board, or to alter, amend or repeal provisions in the Company's Restated Certificate of Incorporation and/or By-laws relating to any such action) would not receive the 80% stockholder vote required by such provisions. It should be noted, however, that all of the actions described in this paragraph are currently possible and that the power of the Board to take such actions would not be increased by the Amendment.

  The Company has no present agreement, commitment, plan or intent with respect to the sale or issuance of Common Stock, other than the possible issuances of Common Stock in acquisitions currently under negotiation in which the Company would be the acquiring or surviving entity, the shares of Common Stock reserved for issuance in connection with the exercises of stock options and the reserve of sufficient shares of Common Stock to permit the exercise in full of outstanding Rights as required by the Rights Agreement.

CERTAIN CHARTER AND BY-LAW PROVISIONS

  The Company's Restated Certificate of Incorporation contains provisions which could deter, delay or prevent a change in control of the Company which is opposed by the Board of Directors. Such provisions include the following: (a) a provision for classification of the Board of Directors into three classes and a minimum of three and a maximum of fifteen directors at any time; (b) a requirement that a director or the entire Board of Directors may only be removed, with or without cause, by the affirmative vote of the holders of 80% of the outstanding shares of voting stock of the Company and of not less than 67% of the voting stock held by stockholders other than a "Related Person" as defined below; (c) a requirement that any merger, purchase of assets or other business combination ("Business Combination") between the Company and certain owners of 20% or more of the outstanding voting stock of the Company ("Related Person") in order to become effective must be approved by the affirmative vote of not less than 80% of the shares of outstanding voting stock of the Company and by 67% of the stock owned by stockholders other than the Related Person;

and (d) a requirement that the provisions summarized in (a), (b) and (c) may only be repealed or amended by the affirmative vote of 80% of the outstanding voting stock of the Company and the affirmative vote of 67% of the outstanding voting stock owned by stockholders other than a Related Person. The 80% and 67% approval requirements do not apply if (1) two-thirds of the directors who held office immediately prior to the date the Related Person became a Related Person approve the Business Combination or (2) the Business Combination is between the Company and a subsidiary at least 50% owned by the Company and in which the Related Person has no interest, or (3) any consideration to be paid to stockholders of the Company as part of the Business Combination meets certain fair price tests and stockholders of the Company have received a timely mailing containing (A) the recommendation of outside directors and directors who held office immediately prior to the Related Person's becoming such and (B) the opinion of a reputable investment banking or financial services firm as to the fairness of the Business Combination. The By-laws also provide that special meetings of stockholders may be called by the President or by the Secretary at the request in writing of the majority of the Board of Directors. On May 14, 1991 the stockholders approved a proposal to amend the Company's Restated Certificate of Incorporation to require all stockholder action take place at a meeting of the stockholders.

  The foregoing provisions of the Restated Certificate of Incorporation and By-laws could have the effect of perpetuating current management or preventing approval by the holders of a majority of the Company's voting stock. In addition, it would be possible for the Board of Directors to authorize issuance of the Preferred Stock, without further approval by the stockholders, with rights and preferences which could impede a takeover of the Company.

  The affirmative vote of a majority of the outstanding shares entitled to notice of and to vote at the meeting is required to approve the proposal. Unless otherwise instructed, proxies will be voted in favor of the proposal to adopt the Amendment. If approved, the Amendment will become effective upon filing and recording as required by the General Corporation Law of Delaware.

                THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
                           IN FAVOR OF THE AMENDMENT.

                 PROPOSAL 5--RATIFICATION OF THE APPOINTMENT OF
                       ERNST & YOUNG LLP AS THE COMPANY'S
                    INDEPENDENT AUDITORS FOR THE FISCAL YEAR
                            ENDING DECEMBER 31, 1996

  The Audit Committee has considered the qualifications of Ernst & Young LLP and recommended that the Board of Directors appoint them as independent auditors of the Company for the fiscal year ending December 31, 1996. The Board of Directors desires to obtain stockholders' ratification of the Board's action in such appointment. A resolution ratifying the appointment will be offered at the meeting. If the resolution is not adopted, the adverse vote will be considered as a direction to the Board to select other auditors for the following year. Because of the difficulty and expense of making any substitution of auditors so long after the beginning of the current year, it is contemplated that the appointment for the year 1996 will stand unless the Board finds other good reason for making a change.

  A representative of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if the representative so desires.

  Ratification requires the affirmative vote by holders of at least a majority of the outstanding shares voting at the Annual Meeting.

                THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
                 IN FAVOR OF RATIFICATION OF THE APPOINTMENT OF
                       ERNST & YOUNG LLP AS THE COMPANY'S
                         INDEPENDENT AUDITORS FOR 1996.

          SUBMISSION OF STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

  Stockholder proposals to be presented at the 1997 Annual Meeting of Stockholders must be received by the Company at its principal office on or
before November   , 1996 to be considered for inclusion in the Company's proxy materials for that meeting.

                                 OTHER MATTERS

  The Company knows of no other matters to be presented for action at the meeting. If any other matters should properly come before the meeting or any adjournment thereof, such matters will be acted upon by the persons named as proxies in the accompanying proxy according to their best judgment in the best interests of the Company.

  The Annual Report of Stockholders containing financial statements for the year ended December 31, 1995, and other information concerning the Company is being furnished to the stockholders but is not to be regarded as proxy soliciting material.

  Each stockholder is urged to mark, date, sign and return the enclosed proxy card in the envelope provided for that purpose. Your prompt response is helpful and your cooperation will be appreciated.

Dated: March 29, 1996

                                          By Order of the Board of Directors

                                          CARL E. FASIG
                                          Secretary